Exhibit 99.33

AGREEMENT made this 30th day of September, 1953, among FRANK N. ROBINSON, residing at Silvermine Avenue (no street number), Norwalk, Connecticut, hereinafter called the “Agent”; LAWRENCE A. WIEN, residing at Weston Road (no street number), Weston, Connecticut; HERMAN B. GERRINGER, residing at 3957 Gouverneur Avenue, Bronx, New York; WILLIAM M. WALSH, residing at 23 Avery Street, Stamford, Connecticut; MARTIN W. BAZNER, SR., residing at Old Rockland Road (no street number), Libertyville, Illinois; BELLE DEAN, residing at 247 Ocean Drive West, Stamford, Connecticut; STANLEY R. DEAN, residing at 247 Ocean Drive West, Stamford, Connecticut; ANNA M. DONNELLY, residing at 8 Rockbridge Drive, South Norwalk, Connecticut; BERTHA FRIED, residing at 330 West 72nd Street, New York, New York; DOROTHY. JACOBSON, residing at 384 Savoy Street, Bridgeport, Connecticut; PHILIP A. JAKOB, residing at 130 East Avenue, Norwalk, Connecticut; JEAN JARVIS, residing at 29 Washington Square West, New York, New York; GLADYS P. McCLOUGHAN, residing at Twin Falls Lane, (no street number), Westport, Connecticut; ALBERT ROVEN, residing at 492 Newfield Avenue, Stamford, Connecticut; PHILIP H. SAGARIN, residing at 207 Pearsall Place, Bridgeport, Connecticut; JOSEPH SELDEN, residing at 25-05 169th Street, Flushing, New York; RAY WERME, residing at Main Avenue (no street number), Norwalk, Connecticut; MARY R. BENNETT, residing at 2 Rock Ridge, South Norwalk, Connecticut; MORRIS BRENNER, residing at 39 Eighth Street, Stamford, Connecticut; BENJAMIN BRESLOW, residing at 38 East Maple Street, New Canaan, Connecticut; MEYER BRESLOW, residing at 32 East Maple Street;, New Canaan, Connecticut; JOSEPH H. EHRENKRANZ, residing at 70 Strawberry Hill Avenue, Stamford, Connecticut; DAVID FENDLER, residing at 399 Main Street, Stamford, Connecticut; JULIAN FRANKEL, residing at Dogwood Lane (no street number), Stamford, Connecticut; SYLVIA FRANKEL, residing at Dogwood Lane (no street number), Stamford, Connecticut; SAMUEL GERRINGER, residing at 160 Vest Kingsbridge Road, Bronx, New York; FRED A. GIORCHINO, residing at 2 Rock Ridge, South Norwalk, Connecticut; HELEN P. HANAFEE, residing at Old Greenwich, (no street address), Connecticut; RUTH KARNELL, residing at 1348 Findlay Avenue, Bronx, New York; BENJAMIN A. KEELER, residing at 11 Olmstead Place, East Norwalk, Connecticut; SADIE E. KELLOGG, residing at 8 Bettswood Road, Norwalk, Connecticut; ANNE W. LEVINSON, residing at 27 Somerset Road, Brookline, Massachusetts; HENRY LIEBERMAN, residing at 55 Strawberry Hill Court, Stamford, Connecticut; FAYE LIPMAN, residing at 1 Gracie Terrace, New York, New York; LEWIS LIPMAN, residing at 1 Gracie Terrace, New York, New York; BERNARD S. MANGER, residing at 77 Glendbrook Road, Stamford, Connecticut; ALEC S. NYARY, residing at 347 East 54th Street, New York, New York; EDWARD J. O’BRIEN, residing at 74 Gregory Boulevard, East Norwalk, Connecticut; DOROTHE P. PARKER, residing at 1058 Wood Avenue, Bridgeport, Connecticut; RALPH L. PARKER, residing at 1058 Wood Avenue, Bridgeport, Connecticut; IRVING PECKERMAN, residing at 43 Norman Road, Stamford, Connecticut; EDITH PESKIN, residing at 116 West 72nd Street, New York, New York; RAYMOND W. PETRIE, residing at Seir Hill (no street address), Wilton, Connecticut; EVA SLAVIN, residing at 85 Coolidge Avenue, Stamford, Connecticut; RAE H. STEINBERG, residing at 16 Circle Street, South Norwalk, Connecticut; WILLIAM STOCKNOFF, residing at 352 Edward Avenue, Woodmere, New York; and PHILIP D. STRAUSS, residing at Mayflower Parkway (no street number), Westport, Connecticut.

W I T N E S S E T H:

WHEREAS, the Agent is or will be the owner of an undivided one-tenth (1/10) interest in the land and building known as the Fisk Building at 250-264 West 57th Street, in the Borough of Manhattan, City, County and State of New York, which interest is herein referred to as “The Property”; and

WHEREAS, the parties hereto have arranged to share the ownership of The Property, and wish to define their rights and obligations with respect thereto;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

FIRST: A joint venture is hereby formed which shall own The Property. It is acknowledged that each of the parties has contributed to the cost of The Property the amount indicated below:

Frank N. Robinson	$5,000.00	Jean Jarvis	$10,000.00
Lawrence A. Wien	45,000.00	Gladys P. McCloughan	10,000.00
Herman B. Gerringer	15,000.00	Albert Roven	10,000.00
William M. Walsh	15,000.00	Philip H. Sagarin	10,000.00
Martin W. Bazner, Sr	10,000.00	Joseph Selden	10,000.00
Belle Dean	10,000.00	Ray Werme	10,000.00
Stanley R. Dean	10,000.00	Mary R. Bennett	5,000.00
Anna M. Donnelly	10,000.00	Morris Brenner	5,000.00
Bertha Fried	10,000.00	Benjamin Breslow	5,000.00
Dorothy Jacobson	10,000.00	Meyer Breslow	5,000.00
Philip A. Jakob	10,000.00	Joseph H. Ehrenkranz	5,000.00
David Fendler	$5,000.00	Bernard S. Manger	$5,000.00
Julian Frankel	5,000.00	Alec S. Nyary	5,000.00
Sylvia Frankel	5,000.00	Edward J. O’Brien	5,000.00
Samuel Gerringer	5,000.00	Dorothe P. Parker	5,000.00
Fred A, Giorchino	5,000.00	Ralph L. Parker	5,000.00
Helen P. Hanafee	5,000.00	Irving Peckerman	5,000.00
Ruth Karnell	5,000.00	Edith Peskin	5,000.00
Benjamin A. Keeler	5,000.00	Raymond W. Petrie	5,000.00
Sadie E. Kellogg	5,000.00	Eva Slavin	5,000.00
Anne W. Levinson	5,000.00	Rae H. Steinberg	5,000.00
Henry Lieberman	5,000.00	William Stocknoff	5,000.00
Faye Lipman	5,000.00	Philip D. Strauss	5,000.00

Levis Lipman	5,000.00		$360,000.00

SECOND: The parties acknowledge that The Property is owned by them in undivided fractional parts as follows:

Frank N. Robinson	1/72	Jean Jarvis	2/72
Lawrence A. Wien	9/72	Gladys P. McCloughan	2/72
Herman B. Gerringer	3/72	Albert Roven	2/72
William M. Walsh	3/72	Philip H. Sagarin	2/72
Martin W. Bazner, Sr.	2/72	Joseph Selden	2/72
Belle Dean	2/72	Ray Werme	2/72
Stanley R. Dean	2/72	Mary R. Bennett	1/72
Anna M. Donnelly	2/72	Morris Brenner	1/72
Bertha Fried	2/72	Benjamin Breslov	1/72
Dorothy Jacobson	2/72	Meyer Breslov	1/72
Philip A. Jakob	2/72	Joseph H. Ehrenkranz	1/72
David Fendler	1/72	Bernard S. Manger	1/72
Julian Frankel	1/72	Alec S. Nyary	1/72
Sylvia Frankel	1/72	Edward J. O’Brien	1/72
Samuel Gerringer	1/72	Dorothe P. Parker	1/72
Fred A. Giorchino	1/72	Ralph L. Parker	1/72
Helen P. Hanafee	1/72	Irving Peckerman	1/72
Ruth Karnell	1/72	Edith Peskin	1/72
Benjamin A. Keeler	1/72	Raymond W. Petrie	1/72
Sadie E. Kellogg	1/72	Eva Slavin	1/72
Anne w. Levinson	1/72	Rae H. Steinberg	1/72
Henry Lieberman	1/72	William Stocknoff	1/72
Faye Lipman	1/72	Philip D. Strauss	1/72
Levis Lipman	1/72

THIRD: The joint venture shall continue until The Property shall have been disposed of, in accordance with Paragraph “Fifth” hereof.

FOURTH: The record title to The Property shall remain in the name of Frank N. Robinson, but he shall act as Agent for the joint venture in such ownership, and all profits and losses arising from the ownership of The Property shall be shared by the parties in proportion to their respective fractional interests. The Agent shall have the power to deal with The Property as though he were the sole owner thereof, subject, however, to the terms of this agreement. Any action taken by the Agent with respect to The Property shall bind the joint venture. The Agent shall receive no compensation for acting as the representative of the parties.

FIFTH: The Agent shall not agree to sell, mortgage or transfer The Property, nor to modify any existing lease affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning at least three-fourths (3/4) of The Property.

SIXTH: The Agent shall not he personally liable for any act performed in good faith, nor for anything save willful misconduct or gross negligence. The parties shall indemnify the Agent, in proportion to their interests in The Property, against any liability to which the Agent may be subjected by reason of title to The Property being in his name.

SEVENTH: If the Agent, or any successors hereinafter appointed, shall desire to terminate the agency, the Agent shall, upon accounting to his successor for all funds which have previously come into his possession, be discharged from all further liability as Agent.

In the event of the resignation, death, incompetency or other disability of the Agent during the continuance of the joint venture, the following persons shall act as his successors in the order listed:

1.	Ruth Karnell

2.	Julian Frankel

3.	Samuel Gerringer

4.	Any person of full age designated in writing by parties owning at least three-fourths (3/4) of The Property.

Such successors shall have the same rights and obligations as the Agent named herein.

Simultaneously with the execution of this agreement, the Agent shall execute a quit-claim deed covering The Property, leaving blank the name of the grantee. This deed shall he deposited in escrow, together with the original copy of this agreement, with Wien, Lane, Klein & Purcell, Esqs., 350 Fifth Avenue, New York 1, New York. Upon the appointment of a successor to the Agent pursuant to this paragraph, the name of such successor shall be inserted in the deed and the escrow shall be released. The successor shall thereupon similarly execute a deed for possible use by his successor in the same manner.

EIGHTH: The sale or transfer of the interest of any party shall not be valid unless the transferee is an individual of full age, unless a duplicate original of the written instrument evidencing such sale or transfer is delivered to the Agent for deposit with the original copy of this agreement, and unless the transferee shall accept the transfer in writing. Thereupon, the transferee shall be a member of the joint venture with the same rights and liabilities as the transferor.

NINTH: Upon the death of any party hereto, the joint venture shall continue without interruption. The deceased party may designate any individual of full age to succeed him as a member of the joint venture, and all parties agree to accept such designee in place of the deceased party. The designation shall be made in the Last Will and Testament of the deceased party or, if not so made, the executor or administrator of the deceased party shall make such designation. Any Individual so designated; shall accept such designation in writing, and shall then be a member of the joint venture with the same rights and liabilities as the deceased party.

In the event that any party dies and no successor for him is qualified within six (6) months after his death, the surviving parties may purchase the interest of the deceased party in the joint venture and in The Property within thirty (30) days after the expiration of such six (6) months’ period, and the surviving parties shall share in such purchase in proportion to their respective fractional interests. The price shall be the original cost of the deceased party’s interest, less any capital repaid thereon since the inception of this joint venture.

TENTH: Any dispute regarding this agreement or The Property shall be settled by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect, and such decision shall be binding upon all of the parties.

ELEVENTH: This agreement shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have here-unto set their hands the day and year first above written.

/s/ Frank N. Robinson Frank N. Robinson	/s/ Julian Frankel Julian Frankel

/s/ Lawrence A. Wien Lawrence A. Wien	/s/ Sylvia Frankel Sylvia Frankel

/s/ Herman B. Gerringer Herman B. Gerringer	/s/ Samuel Gerringer Samuel Gerringer

/s/ William M. Walsh William M. Walsh	/s/ Fred A. Giorchino Fred A. Giorchino

/s/ Martin W. Bazner, Sr. Martin W. Bazner, Sr.	/s/ Helen P. Hanafee Helen P. Hanafee

/s/ Belle Dean Belle Dean	/s/ Ruth Karnell Ruth Karnell

/s/ Stanley R. Dean Stanley R. Dean	/s/ Benjamin A. Keeler Benjamin A. Keeler

/s/ Anna M. Donnelly Anna M. Donnelly	/s/ Sadie E. Kellogg Sadie E. Kellogg

/s/ Bertha Fried Bertha Fried	/s/ Anne W. Levinson Anne W. Levinson

/s/ Dorothy Jacobson Dorothy Jacobson	/s/ Henry Lieberman Henry Lieberman

/s/ Philip A. Jakob by Frank A. Robinson Atty in fact Philip A. Jakob	/s/ Faye Lipman Faye Lipman

/s/ Jean Jarvis Jean Jarvis	/s/ Lewis Lipman Lewis Lipman

/s/ Gladys P. McCloughan Gladys P. McCloughan	/s/ Bernard S. Manger Bernard S. Manger

/s/ Albert Roven Albert Roven	/s/ Alec S. Nyary Alec S. Nyary

/s/ Philip H. Sagarin Philip H. Sagarin	/s/ Edward J. O’Brien Edward J. O’Brien

/s/ Joseph Selden Joseph Selden	/s/ Dorothe P. Parker Dorothe P. Parker

/s/ Ray Werme Ray Werme	/s/ Ralph L. Parker Ralph L. Parker

/s/ Mary R. Bennett Mary R. Bennett	/s/ Irving Peckerman Irving Peckerman

/s/ Morris Brenner Morris Brenner	/s/ Edith Peskin Edith Peskin

/s/ Benjamin Breslow Benjamin Breslow	/s/ Raymond W. Petrie Raymond W. Petrie

/s/ Meyer Breslow Meyer Breslow	/s/ Eva Slavin Eva Slavin

/s/ Joseph H. Ehrenkranz Joseph H. Ehrenkranz	/s/ Rae H. Steinberg Rae H. Steinberg

/s/ David Fendler David Fendler	/s/ William Stocknoff William Stocknoff

/s/ Philip D. Strauss Philip D. Strauss

/s/ Harry B. Helmsley Harry B. Helmsley	/s/ Daniel J. Klein Daniel J. Klein

/s/ Lawrence A. Wien Lawrence A. Wien	/s/ Albert Knoepfler Albert Knoepfler

/s/ Louis Epstein Louis Epstein	/s/ Ernest Knoepfler Ernest Knoepfler

/s/ Sol F. Garfein Sol F. Garfein	/s/ Gunther E. Koepfler Gunther E. Koepfler

/s/ Thomas J. Dolan Thomas J. Dolan	/s/ Irving V. Levine Irving V. Levine

/s/ Robert W. Gelfman Robert W. Gelfman	/s/ Maurice Messing Maurice Messing

/s/ Lillian M. Gelfman Lillian M. Gelfman	/s/ Jacob Mirsky Jacob Mirsky

/s/ Abraham C. Kaufman Abraham C. Kaufman	/s/ Oswald M. Resen Oswald M. Resen

/s/ James F. Dunn James F. Dunn	/s/ Jack Oberon Jack Oberon

/s/ George M. Freeman George M. Freeman	/s/ Jules E. Olsheim Jules E. Olsheim

/s/ Claire Glasgal Claire Glasgal	/s/ Sol L. Olsheim Sol L. Olsheim

/s/ Theodore Lassof Theodore Lassof	/s/ George Ruschmeyer George Ruschmeyer

/s/ Fred A. Letts Fred A. Letts	/s/ Harvey Shaw Harvey Shaw

/s/ Charles J. Malmed Charles J. Malmed	/s/ Ann Tannenbaum Ann Tannenbaum

/s/ Leo Miller Leo Miller	/s/ Sylvia K. Tuttelman Sylvia K. Tuttelman

/s/ Bernard T. Hein Bernard T. Hein	/s/ Herbert B. Keller Herbert B. Keller

/s/ Lawrence A. Wien Lawrence A. Wien	/s/ Isaac Keller Isaac Keller

/s/ Ethel F. Wien Ethel F. Wien	/s/ Joseph B. Keller Joseph B. Keller

/s/ Mortimer E. Wien Mortimer E. Wien	/s/ Emma E. Kreps Emma E. Kreps

/s/ Edna L. Baten Edna L. Baten	/s/ Carl Less Carl Less

/s/Etta Cohen Etta Cohen	/s/ Louis Lippman Louis Lippman

/s/ Lillian Loebelson Lillian Loebelson	/s/ Albert Peters Albert Peters

/s/ Elsie Salzberg Elsie Salzberg	/s/ Jacob Sager Jacob Sager

/s/ Clara Singer Clara Singer	/s/ Sidney A. Shampain Sidney A. Shampain

/s/ Pearl C. Abend Pearl C. Abend	/s/ Henry Shinefield Henry Shinefield

/s/ Samuel Bar Samuel Bar	/s/ Louis Shinefield Louis Shinefield

/s/ Julia S. Behrman Julia S. Behrman	/s/ Mace M. Singer Mace M. Singer

/s/ Raymond J. Berman Raymond J. Berman	/s/ Sol Smith Sol Smith

/s/ Leonard P. Brooks Leonard P. Brooks	/s/ Hana Stein Hana Stein

/s/ Julian Cohen Julian Cohen	/s/ Harold M. Stein Harold M. Stein

/s/ Shirley Dworetz Shirley Dworetz	/s/ Dave Stern Dave Stern

/s/ Irving R. Hayman Irving R. Hayman	/s/ Milton Stone Milton Stone

/s/ David Hein David Hein	/s/ Leonard A. Weissman Leonard A. Weissman

/s/ Nathan R. Kahn Nathan R. Kahn	/s/ Annette Wilensky Annette Wilensky

/s/ Albert Willner Albert Willner

/s/ Henry W. Klein Henry W. Klein	/s/ Abraham R. Klein Abraham R. Klein

/s/ Leo M. Jacobson Leo M. Jacobson	/s/ Charlotte Klein Charlotte Klein

/s/ Rose Klein Rose Klein	/s/ Sara Levine Sara Levine

/s/ Moe Weinstein Moe Weinstein	/s/ Belle Ludwick Belle Ludwick

/s/ Dora Levin Dora Levin	/s/ David Silverman David Silverman

/s/ John O’Shaughnessy John O’Shaughnessy	/s/ Milton B. Waldman Milton B. Waldman

/s/ Jean Bluth Jean Bluth	/s/ Milton B. Wolff Milton B. Wolff

/s/ Norman A. Bruml Norman A. Bruml	/s/ George Beckerman George Beckerman

/s/ Michael Confino Michael Confino	/s/ Lillian Brautman Lillian Brautman

/s/ Ferdinand A. Heinige Ferdinand A. Heinige	/s/ Gordon M. Bruce Gordon M. Bruce

/s/ Mavis Reed King Mavis Reed King	/s/ Reuben Dondey Reuben Dondey

/s/ Max Goldwasser Max Goldwasser	/s/ Nanette Lerner Nanette Lerner

/s/ Ethel Gopin Ethel Gopin	/s/ William Levine William Levine

/s/ Joseph Grossberg Joseph Grossberg	/s/ Morse A. Manton Morse A. Manton

/s/ Max Grossberg Max Grossberg	/s/ Mitchell P. Marcus Mitchell P. Marcus

/s/ Jack B. Heller Jack B. Heller	/s/ Tina Moffet Tina Moffet

/s/ Ida Hirsh Ida Hirsh	/s/ Rose Rosen Rose Rosen

/s/ Carlton D. Klein Carlton D. Klein	/s/ David P. Rosenberg David P. Rosenberg

/s/ Gustave S. Klein Gustave S. Klein	/s/ Betty Haverty Smith Betty Haverty Smith

/s/ Isidor W. Klein Isidor W. Klein	/s/ Robert Solomon Robert Solomon

/s/ Theodore R. Klein Theodore R. Klein	/s/ Philip Tenzer Philip Tenzer

/s/ Herman J. Kleinman Herman J. Kleinman	/s/ Mortimer W. Weber Mortimer W. Weber

/s/ Gladys Kliegerman Gladys Kliegerman	/s/ Anna S. Yurman Anna S. Yurman

/s/ Freida Yurman Freida Yurman

/s/ Alvin S. Lane Alvin S. Lane	/s/ Nathan Gelfman Nathan Gelfman

/s/ Sarah Saur Sarah Saur	/s/ Harry Gladstone Harry Gladstone

/s/ Joseph Gelfman Joseph Gelfman	/s/ Rose Glickman Rose Glickman

/s/ Irving Daniels Irving Daniels	/s/ Bernard Green Bernard Green

/s/ Nat Garfeim Nat Garfeim	/s/ Abraham Greenberg Abraham Greenberg

/s/ Saul Gedzelman Saul Gedzelman	/s/ Rae Horn Rae Horn

/s/ Nathan Goldman Nathan Goldman	/s/ Marvin Kaplan Marvin Kaplan

/s/ Anna Greenberg Anna Greenberg	/s/ Mary Klamut Mary Klamut

/s/ Marcy Levine Marcy Levine	/s/ Abraham Levine Abraham Levine

/s/ Herbert Malvin Herbert Malvin	/s/ Lilian M. Lowenfeld Lilian M. Lowenfeld

/s/ Josephine Mangan Josephine Mangan	/s/ Sally J. Lowenfeld Sally J. Lowenfeld

/s/ Joseph H. Movitz Joseph H. Movitz	/s/ Carl H. Meister Carl H. Meister

/s/ Nathan A. Rauch Nathan A. Rauch	/s/ Harvey I. Millinger Harvey I. Millinger

/s/ Belle T. Silverman Belle T. Silverman	/s/ Max Newman Max Newman

/s/ Benjamin W. Solomon Benjamin W. Solomon	/s/ Rose Posner Rose Posner

/s/ Ida Vomero Ida Vomero	/s/ Sylvia St. George Sylvia St. George

/s/ John N. Weber John N. Weber	/s/ Irene N. Salzman Irene N. Salzman

/s/ Anna M. Carson Anna M. Carson	/s/ Arnold Scacciotti Arnold Scacciotti

/s/ Philip Chafitz Philip Chafitz	/s/ Edwin H. Solomon Edwin H. Solomon

/s/ Joseph J. Crespi Joseph J. Crespi	/s/ Marvin Spiegel Marvin Spiegel

/s/ Ruth Ehrens Ruth Ehrens	/s/ Max Staum Max Staum

/s/ Herman Ehrlich Herman Ehrlich	/s/ William Staum William Staum

/s/ Clara J. Emery Clara J. Emery	/s/ Alan J. Stolow Alan J. Stolow

/s/ Joseph I. Erenstoft Joseph I. Erenstoft	/s/ Florence Strobel Florence Strobel

/s/ Rose Erenstoft Rose Erenstoft	/s/ Florence Lillian Wagmeister Florence Lillian Wagmeister

/s/ Sylvia Frishman Sylvia Frishman	/s/ Adele Weinstein Adele Weinstein

/s/ Morley J. Gann Morley J. Gann

/s/ Irving Schneider Irving Schneider	/s/ Samuel F. Gold Samuel F. Gold

/s/ Lawrence A. Wien Lawrence A. Wien	/s/ Jack Golub Jack Golub

/s/ Nathan B. Newman Nathan B. Newman	/s/ Elsie Kamholtz Elsie Kamholtz

/s/ Ruth Coleman Ruth Coleman	/s/ Janice W. Kamholtz Janice W. Kamholtz

/s/ Charles Costello Charles Costello	/s/ Pauline Liss Pauline Liss

/s/ Abe Kaufman Abe Kaufman	/s/ Herman Mattis Herman Mattis

/s/ Irving K. Rolling Irving K. Rolling	/s/ Sadie Rakow Sadie Rakow

/s/ Max S. Rosenfeld Max S. Rosenfeld	/s/ Lew Sarnoff Lew Sarnoff

/s/ Meyer L. Rubinstein Meyer L. Rubinstein	/s/ Jennie M. Stein Jennie M. Stein

/s/ Charles Ulman Charles Ulman	/s/ Abraham L. Suchow Abraham L. Suchow

/s/ Albert S. Bakan Albert S. Bakan	/s/ Conrad W. Tyras Conrad W. Tyras

/s/ Samuel Berger Samuel Berger	/s/ Minna Weinstein Minna Weinstein

/s/ William Dunkin William Dunkin	/s/ Sidney Arnold Wien Sidney Arnold Wien

/s/ Max Fetner Max Fetner	/s/ Isidore Zaroff Isidore Zaroff

/s/ J. Herbert Leder J. Herbert Leder	/s/ Louis A. Ledwitz Louis A. Ledwitz

/s/ Ruth Y. Kamp Ruth Y. Kamp	/s/ Herman B. Levy Herman B. Levy

/s/ Lorna Radutzky Lorna Radutzky	/s/ Kalman Pincus Kalman Pincus

/s/ Frank Goldstein Frank Goldstein	/s/ Harvey Radus Harvey Radus

/s/ Lawrence A. Wien Lawrence A. Wien	/s/ Milton Radutzky Milton Radutzky

/s/ Anna Arkin Anna Arkin	/s/ Charles Siegel Charles Siegel

/s/ Max Cohen Max Cohen	/s/ Nathan Sniederman Nathan Sniederman

/s/ Nandor F. Gross Nandor F. Gross	/s/ Isidor Tomashoff Isidor Tomashoff

/s/ Jules L. Bell Jules L. Bell	/s/ Dorothy Miller Dorothy Miller

/s/ Deborah Block Deborah Block	/s/ Nellie L. Miller Nellie L. Miller

/s/ David Cohen David Cohen	/s/ Beatrice Newman Beatrice Newman

/s/ Bernard Ekstein Bernard Ekstein	/s/ Morris Newman Morris Newman

/s/ Burton Feinson Burton Feinson	/s/ Sophie Orlevitch Sophie Orlevitch

/s/ Claire E. Flanigan Claire E. Flanigan	/s/ Harvey Ostrin Harvey Ostrin

/s/ George Fleischman George Fleischman	/s/ Fanny Paul Fanny Paul

/s/ Pearl Forman Pearl Forman	/s/ Etta Plaut Etta Plaut

/s/ Loretta Glancy Loretta Glancy	/s/ Mae Robertelli Mae Robertelli

/s/ David S. Goldstein David S. Goldstein	/s/ Hyman S. Rose Hyman S. Rose

/s/ Birdie Goodman Birdie Goodman	/s/ Bessie Rothenberg Bessie Rothenberg

/s/ Molly Greenfield Molly Greenfield	/s/ Benjamin E. Singer Benjamin E. Singer

/s/ Martha Hirst Martha Hirst	/s/ Fannie Soroka Fannie Soroka

/s/ Bess Jacobs Bess Jacobs	/s/ Renee Vermont Renee Vermont

/s/ Harry Kamen Harry Kamen	/s/ Dorothy Wagmeister Dorothy Wagmeister

/s/ Leonard J. Kriaster Leonard J. Kriaster	/s/ Gottlieb J. Wahlers Gottlieb J. Wahlers

/s/ Harold Koren Harold Koren	/s/ Sallie Wallach Sallie Wallach

/s/ Benjamin Weinstein Benjamin Weinstein

/s/ Leo Greenstein Leo Greenstein	/s/ Jeanette Kantrowitz Jeanette Kantrowitz

/s/ Mortimer L. Miller Mortimer L. Miller	/s/ Dora Kessler Dora Kessler

/s/ Anne Susman Anne Susman	/s/ Benjamin Kramer Benjamin Kramer

/s/ Zillah Ellner Zillah Ellner	/s/ Fanny Kraus Fanny Kraus

/s/ Sally Horowitz Sally Horowitz	/s/ Bella Kreisberg Bella Kreisberg

/s/ Sam Kessler Sam Kessler	/s/ Joseph Kreisberg Joseph Kreisberg

/s/ Harry Kramer Harry Kramer	/s/ Alfred Linsey Alfred Linsey

/s/ Manuel Schneider Manual Schneider	/s/ Jack Linsey Jack Linsey

/s/ Joseph Weissberg Joseph Weissberg	/s/ Sidney Lubar Sidney Lubar

/s/ Irving Wilck Irving Wilck	/s/ Stanley S. Malin Stanley S. Malin

/s/ Howard Bitterman Howard Bitterman	/s/ Harry Mann Harry Mann

/s/ Leonard H. Bitterman Leonard H. Bitterman	/s/ Henry M. Miller Henry M. Miller

/s/ Paul Calick Paul Calick	/s/ Bette Newberger Bette Newberger

/s/ Harry Cantor Harry Cantor	/s/ Betty Newberger Betty Newberger

/s/ Emanuel Cohan Emanuel Cohan	/s/ Martin Newberger Martin Newberger

/s/ Charles Conwell Charles Conwell	/s/ Samuel Newberger Samuel Newberger

/s/ Max Eisenberg Max Eisenberg	/s/ Adolph S. Novak Adolph S. Novak

/s/ Marion Epstein Marion Epstein	/s/ Joseph Nussenbaum Joseph Nussenbaum

/s/ Murray Fagelson Murray Fagelson	/s/ Morris Nussenbaum Morris Nussenbaum

/s/ Pearl Fagelson Pearl Fagelson	/s/ Robert S. Putman Robert S. Putman

/s/ Anita Felber Anita Felber	/s/ Sam Rein Sam Rein

/s/ Harry Flaks Harry Flaks	/s/ Louis Rosenstock Louis Rosenstock

/s/ Aaron Gershon Aaron Gershon	/s/ Jack Rovin Jack Rovin

/s/ Rose Glasser Rose Glasser	/s/ Paul Rubin Paul Rubin

/s/ Fan P. Goldstein Fan P. Goldstein	/s/ David Schenker David Schenker

/s/ Nathan Greenstein Nathan Greenstein	/s/ Rose Schenker Rose Schenker

/s/ Abraham Hand Abraham Hand	/s/ Philip Shapiro Philip Shapiro

/s/ Howard Hirschman Howard Hirschman	/s/ Marion Spector Marion Spector

/s/ Helen Clark Holman Helen Clark Holman	/s/ Philip Stein Philip Stein

/s/ Joseph Susman Joseph Susman

/s/ William F. Purcell William F. Purcell	/s/ Walter H. Deiches Walter H. Deiches

/s/ Josephine D. Dolan Josephine D. Dolan	/s/ Badye Kleinman Badye Kleinman

/s/ Sophia Cohen Sophia Cohen	/s/ Martha C. Lesgold Martha C. Lesgold

/s/ Vera B. Luxemburg Vera B. Luxemburg	/s/ Paul Gallick Paul Gallick

/s/ Fannie Margoshes Fannie Margoshes	/s/ Jack Golub Jack Golub

/s/ Lester S. Morse Lester S. Morse	/s/ Alma J. Greenbaum Alma J. Greenbaum

/s/ Elmer A. Pietschker by James F. Dunn, Attorney-in-Fact Elmer A. Pietschker by James F. Dunn, Attorney-in-Fact	/s/ Lee Heller Lee Heller

/s/ Pearl Klahr Pearl Klahr

/s/ Sarah Raboy Sarah Raboy	/s/ Joseph H. Lakritz Joseph H. Lakritz

/s/ Nathan Robbins Nathan Robbins	/s/ I. Theodore Leader I. Theodore Leader

/s/ Joseph H. Ross Joseph H. Ross	/s/ Florence Levine Florence Levine

/s/ Phillip P. Schor Phillip P. Schor	/s/ Samuel R. Levine Samuel R. Levine

/s/ Samuel Wallace Samuel Wallace	/s/ Ruth London Ruth London

/s/ Harry Warheit Harry Warheit	/s/ Rosemary McCann Lyons Rosemary McCann Lyons

/s/ Maxine L. Weinberg Maxine L. Weinberg	/s/ Elizabeth Mesmer Elizabeth Mesmer

/s/ Sol J. Atkins Sol J. Atkins

/s/ Adrian Baumgart Adrian Baumgart	/s/ Lazarus A. Orkin Lazarus A. Orkin

/s/ Fanny Berman Fanny Berman	/s/ John A. Purpura John A. Purpura

/s/ Bella Block Bella Block	/s/ Joseph Razza Joseph Razza

/s/ Edthye Brenner Edthye Brenner	/s/ Harold Reisfield Harold Reisfield

/s/ Anne M. Clahr Anne M. Clahr	/s/ Theresa Ruggiero Theresa Ruggiero

/s/ Jenny Clahr Jenny Clahr	/s/ Samuel Seisser Samuel Seisser

/s/ Ida Figlin Ida Figlin	/s/ Joan Silver Joan Silver

/s/ Anna Forman Anna Forman	/s/ Harvey Snitivker Harvey Snitivker

/s/ Abe Staum Abe Staum

/s/ Henry Stonhitsky by Abe Strum, atty in fact Henry Stopnitsky	/s/ Sylvia D. Spencer Sylvia D. Spencer

/s/ Anna Verschleiser Anna Verschleiser	/s/ Margaret S. Waldstreicher Margaret S. Waldstreicher

/s/ Bejamin Wachs Benjamin Wachs	/s/ Arthur G. Wolff Arthur G. Wolff

/s/ Daniel E. Wolff Daniel E. Wolff

/s/ Georganne Michaels, by Larry L. Aldrich, Atty-in-Fact Georganne Michaels, by Larry L. Aldrich, Atty-in-Fact

/s/ Lawrence A. Wien Lawrence A. Wien	/s/ Manning Fendell Manning Fendell

/s/ Mortimer E. Wien Mortimer E. Wien	/s/ Rose Peterson Rose Peterson

/s/ Ethel B. Neuburg Ethel B. Neuburg	/s/ Millicent Garber Millicent Garber

/s/ Samuel I. Brandt Samuel I. Brandt	/s/ Bernard Glasser Bernard Glasser

/s/ Natalie W. Gottlieb Natalie W. Gottlieb	/s/ Ruth Gold Ruth Gold

/s/ Sally T. Birk Sally T. Birk	/s/ Ray Groman Ray Groman

/s/ Yetta B. Bogin Yetta B. Bogin	/s/ Morris Gwertzman Morris Gwertzman

/s/ Jesse M. Claman Jesse M. Claman	/s/ Jean Heichen Jean Heichen

/s/ Etta Cohen Etta Cohen	/s/ Irving Helpern Irving Helpern

/s/ Sara Ann Cohen Sara Ann Cohen	/s/ David Horowitz David Horowitz

/s/ Selma Dintenfass Selma Dintenfass	/s/ Helen Kamler Helen Kamler

/s/ Gussie Gold Gussie Gold	/s/ Tillie Krasnow Tillie Krasnow

/s/ Selma W. Green Selma W. Green	/s/ Rebecca R. Mendels Rebecca R. Mendels

/s/ Herman Levy Herman Levy	/s/ Estelle Portnof Estelle Portnof

/s/ Torre H. Seiniger Torre H. Seiniger	/s/ Ruth E. Reeder Ruth E. Reeder

/s/ Elias A. Wien Elias A. Wien	/s/ Herbert A. Ringel Herbert A. Ringel

/s/ Eli L. Altman Eli L. Altman	/s/ Rubin Schimmel Rubin Schimmel

/s/ Ruth F. Bloom Ruth F. Bloom	/s/ Blossom Sniederman Blossom Sniederman

/s/ Leon M. Broido Leon M. Broido	/s/ Nathan R. Tolk Nathan R. Tolk

/s/ Sheila Burger Sheila Burger	/s/ Samuel J. Tolk Samuel J. Tolk

/s/ Bertha Federbush Bertha Federbush	/s/ Karl Zuckerman Karl Zuckerman

/s/ Lillian Zuckerman Lillian Zuckerman